Exhibit 23.09

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]

^
June 13, 2001

iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027

Dear Sir or Madam:

We hereby consent to the incorporation of our audited financial statements for the fiscal years ended October 31, 1999, dated January 10, 2000; and ended October 31, 2000, dated December 30, 2000, in the Post-Effective Amendment No. ^ 5 to Form SB-2,originally filed on 11/22/2000, file number 333-50564, and all amendments thereto filed with the Securities and Exchange Commission.

Yours Very Truly,

/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.